EXHIBIT 23.01

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in this Registration Statement of LIFELINE THERAPEUTICS, INC. on Form SB-2, of our report dated August 18, 2004 (included in exhibits to such registration statement) on the financial statements of LIFELINE NUTRACEUTICALS CORPORATION as of June 30, 2004 and for the period from its inception (July 1, 2003) to June 30, 2004. We also consent to the references to us under the headings “Experts” in such registration statement.

/s/ GORDON, HUGHES & BANKS, LLP

GORDON, HUGHES & BANKS, LLP
Greenwood Village, Colorado
June 28, 2005